UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 14, 2007

BMB MUNAI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050051
(Zip code)

+7 (3272) 375-125
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2007 the Company announced that the board of directors of BMB Munai, Inc. (the “Company”) approved the appointment of Mr. Gamal Kulumbetov to replace Mr. Boris Cherdabayev as the Company’s chief executive officer effective August 15, 2007. Mr. Kulumbetov has been the chief operating officer of the Company since December 2005. The resignation of Mr. Cherdabayev as the Company’ chief executive officer will become effective August 15, 2007. Mr. Cherdabayev will continue in his capacity as chairman of the Company’s board of directors. In his capacity as chairman, Mr. Cherdabayev will continue to take an active role in the leadership of the Company as it evaluates various strategic relationships and property acquisitions in Kazakhstan. Mr. Cherdabayev will also continue to act as the central liason between the Company and governmental regulators in Kazakhstan.

Mr. Cherdabayev’s resignation as chief executive officer was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Following is a brief description of the background and business experience of Mr. Kulumbetov.

Mr. Kulumbetov graduated from the Kazakh National Technical University, Department of Oil and Gas Geology located in Almaty, Kazakhstan in 1997 where he was awarded a Bachelors degree in Geology. Mr. Kulumbetov is currently a Ph.D candidate at the Satpaev Kazakhstan Geology Science Institute in Almaty, Kazakhstan. Since graduating in 1997 Mr. Kulumbetov has completed various oil and gas and geological trainings from Japan National Oil Corporation, MI Drilling Fluids LLC of Germany, Chevron Texaco of Houston, Petroleum Industry Training Center of Almaty, Kazakhstan, and Ernst & Young Company of Almaty, Kazakhstan. In 2000 Mr. Kulumbetov was employed by Halliburton as a surface data logging engineer. From 2001 through April 2005 Mr. Kulumbetov was employed by LLP TengizChevroil (“TCO”) as the deputy manager of the TCO Fields Development Project. From April 2005 to December 2005 Mr. Kulumbetov was employed at Big Sky Energy Corporation as chief geologist. Mr. Kulumbetov joined BMB Munai, Inc. as chief operating officer in December 2005. Mr. Kulumbetov is not a director or nominee of any reporting company. Mr. Kulumbetov is 32 years old.

There are no family relationships between Mr. Kulumbetov and any director or executive officer of the Company.

In connection with his appointment as chief executive officer of the Company, Mr. Kulumbetov will receive a $3,000 per month salary increase, otherwise the terms of his employment agreement remain unchanged.

Item 8.01 Other Events

On August 14, 2007 the Company issued a press release announcing that Mr. Kulumbetov has been appointed to succeed Mr. Cherdabayev as chief executive officer of the Company effective as of August 15, 2007.

A copy of the press release is attached as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release of BMB Munai, Inc., dated August 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Date: August 15, 2007	By:	/s/ Adam R. Cook
Adam R. Cook
Corporate Secretary

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